EXHIBIT 99.1

PETMED EXPRESS, INC.

QUARTER ENDED SEPTEMBER 30, 2008

CONFERENCE CALL TRANSCRIPT

OCTOBER 20, 2008 AT 8:30 A.M. ET

Coordinator:

Welcome to the PetMed Express, Inc. doing business as 1-800-PetMeds’ conference call to review the financial results for the second fiscal quarter ended on September 30, 2008.  At the request of the company, this conference call is being recorded. Founded in 1996, 1-800-PetMeds is America’s largest pet pharmacy delivering prescription and non-prescription medication, and other health products, for dogs, cats and horses direct to the consumer.  1-800-PetMeds markets its products through national television, on-line, direct mail and print advertising campaigns which direct consumers to order by phone or on the Internet and aims to increase the recognition of the 1-800-PetMeds’ brand name.  1-800-PetMeds provides an attractive alternative for obtaining pet medications in terms of convenience, price, ease of ordering and rapid home delivery.  At this time, I would like to turn the call over to the company’s General Counsel and Corporate Secretary. Alison Berges, you may begin.

Alison Berges:

I would like to welcome everybody here today. Before I turn the call over to Mendo Akdag, our Chief Executive Officer and President, I would like to remind everyone that the first portion of this conference call will be listen-only until the question and answer session which will be later in the call.  Also, certain information that will be included in this press conference may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 or the Securities and Exchange Commission that may involve a number of risks and uncertainties.  These statements are based on our beliefs, as well as assumptions we have used based upon information currently available to us.  Because these statements reflect our current views concerning future events, these statements involve risks, uncertainties and assumptions.  Actual future results may vary significantly based on a number of factors that may cause the actual results or events to be materially different from future results, performance or achievements expressed or implied by these statements.

We have identified various risk factors associated with our operations in our most recent annual report and other filings with the Securities and Exchange Commission.

Now let me introduce today’s speaker, Mendo Akdag, the Chief Executive Officer and President of 1-800-PetMeds.

Mendo Akdag:

Thank you, Alison. Welcome everyone. Thank you for joining us. Today I will review the highlights of our financial results.  We’ll compare our second fiscal quarter and six months ended on September 30, 2008 to last year’s quarter and six months ended on September 30, 2007.

For the second fiscal quarter ended on September 30, 2008 our sales were $59.6 million compared to sales of $51.5 million for the same period the prior year, an increase of 16%.  For the six months ended on September 30, 2008 our sales were $127.9 million compared to $110.6 million for the six months the prior year, also an increase of 16%.  The increase was due to increased reorders and new orders.

For the second fiscal quarter, net income was $5.8 million, or $0.25 diluted per share compared to $4.5 million, or $0.18 diluted per share for the same quarter the prior year, an increase to earnings per share of 33%.  For the six months net income was $12.4 million, or $0.53 diluted per share compared to $10.7 million, or $0.44 diluted per share a year ago, an increase to earnings per share of 20%.

Reorder sales increased by 18% to $41.4 million for the quarter compared to reorder sales of $35.0 million for the same quarter the prior year.  For the six months, the reorder sales increased by 17% to $87.6 million compared to $75.0 million for the same period last year.  New order sales increased by 11% to $18.2 million for the quarter compared to $16.5 million for the same period the prior year.  For the six months the new order sales increased by 14% to $40.3 million compared to $35.4 million for the same period last year.

We acquired approximately 239,000 new customers in our second fiscal quarter compared to 222,000 for the same period the prior year, and we acquired approximately 506,000 new customers in the six months compared to 458,000 for the same period a year ago.

Our average retail order was approximately $81.00 for the quarter compared to $79.00 for the same quarter the prior year and approximately 65% of our sales were generated on our website for the quarter.

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The seasonality in our business is due to the proportion of flea, tick and heartworm medications in our product mix. Spring and summer are considered peak seasons, with fall and winter being the off seasons.

For the second fiscal quarter our gross profit as a percent of sales was 38.4% compared to 38.1% for the same period a year ago. For the six months our gross profit as a percent of sales was 38.0% compared to 38.3% for the six months a year ago.  The percentage increase for the quarter can be attributed to a full impact of the reduction in freight expenses due to a shift from priority to standard shipping offset by increases in product costs.  The percentage decrease for the six months can be attributed to increases in product costs offset by the impact of reduction in freight expenses that I just mentioned.

Our general and administrative expenses as a percent of sales were approximately 9.4% for the second fiscal quarter compared to 10.3% for the same quarter the prior year, and the G&A expenses as a percent of sales were 8.9% for the six months compared to 9.9% for the same six months the prior year.  The improvement shows the leverage of the G&A.

For the quarter we spent $8.7 million in advertising compared to $8.1 million for the same quarter the prior year, an increase of 7%.  For the six months we spent $18.7 million in advertising compared to $16.6 million a year ago, an increase of 13%.  Advertising cost of acquiring a customer for the quarter was $36.00 for both the second fiscal quarter and the same quarter the prior year, and for the six months it was $37.00 compared to $36.00 for the same period a year ago.  It was relatively flat probably due to the softer economy offsetting the increased ad demand from presidential election advertising.

Our working capital increased by $22.4 million to $61.2 million since March 31, 2008.  The increase can mainly be attributed to cash flow generated from operations and reduction of long term auction rate securities investments.  We had $52.6 million in cash and temporary investments, $14.7 million in long term auction rate securities investments and $14.6 million in inventory, with no debt as of September 30, 2008.  Net cash from operations for the six months was $18.7 million compared to $12.8 million for the six months the prior year, an increase of 45%.

In accordance with our share repurchase program, we repurchased approximately 90,000 shares paying approximately $1.1 million during the quarter, and for the six months we repurchased approximately 182,000 shares paying approximately $2.2 million.  Subsequent to September 30, 2008, we repurchased an additional 257,000 shares paying approximately $3.4 million leaving us with about $2.8 million in our $20.0 million share repurchase program.

Capital expenditures for the six months were approximately $355,000. We are estimating spending an additional $3.0 to $3.5 million in CAPEX for the remainder of fiscal 2009, the majority of which will be used for warehouse expansion and automation.

Overall, we are very pleased with the results. We were able to grow our top line by 16% in this tough economic environment and we achieved high profitability for the quarter by leveraging our operating expenses by 200 basis points compared to the same quarter last year.

This ends the financial review. Operator, we are ready to take questions.

Coordinator:

Thank you. If you would like to ask a question, please press star 1 on your touchtone phone. You will be prompted to record your name. To withdraw your question, you may press star 2.  Once again if you would like to ask a question, please press star 1. One moment, please. Our first question comes from Mark Arnold of Piper Jaffray.

July Johnson:

Hi this is July Johnson for Mark Arnold. Thanks for taking my question.

Mendo Akdag:

Thank you.

July Johnson:

Congratulations on the quarter.

Mendo Akdag:

Thank you.

July Johnson:

My first question is on the gross margin line. Can you discuss the components of the gross margin expansion in the quarter?

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Mendo Akdag:

Sure. We have changed the free shipping from priority to standard which reduced freight expense as a percent of sales by approximately 140 basis points for the quarter compared to the same quarter last year, and for the six months the improvement was about 90 basis points compared to the six months the prior year and the offsetting impact was the increase in product costs.

July Johnson:

Okay, that’s helpful. Any thoughts, in terms of passing through the increased product costs as the year continues to unfold?

Mendo Akdag:

We did make a slight increase in our prices in September.

July Johnson:

Okay, that’s helpful, and then on the SG&A line, can you talk a little bit about the components of the leverage you saw there?

Mendo Akdag:

The stock-based compensation was lower than last year. That was the main impact. We just were very efficient and leveraged the G&A.

As far as advertising is concerned, we increased it about 7% compared to our sales increasing 16%. That was 100 basis points leverage there, too.

July Johnson:

Okay, that’s helpful, and then if you could talk a little bit about the challenging macro backdrop and any impact that you’re seeing there?

Mendo Akdag:

So far we haven’t seen any impact. We are probably in a recession resistant industry but we are not immune from it. It appears consumers are expecting sales. We will likely need to be more aggressive price-wise to continue to increase our top line.

July Johnson:

Okay, thank you. I’ll hop back in queue.

Coordinator:

One moment please for the next question. Our next question comes from Kristine Koerber of JMP Securities.

Kristine Koerber:

Yeah, hi. Congratulations on a good quarter.

Mendo Akdag:

Thank you.

Kristine Koerber:

A couple of questions - a follow-up to the last caller’s question, so as far as the macro level have - you haven’t seen any change in the customer buying patterns up to this point. Is that correct?

Mendo Akdag:

Yes, that is correct.

Kristine Koerber:

Okay. As far as advertising goes, any change in the advertising environment over the last couple of weeks as we get closer to the election, you know, on-line and off-line advertising?

Mendo Akdag:

First two weeks of October we have not seen much of a change from the September quarter. Having said that, obviously we have two more weeks to go and it could tighten up, but it’s almost over, so...

Kristine Koerber:

Is that - does - and what about - I’m assuming you’re speaking about television advertising. What about the on-line advertising market because I heard that’s still pretty competitive?

Mendo Akdag:

It is competitive. Our environment is competitive.

Kristine Koerber:

And no easing there at all?

Mendo Akdag:

No.

Kristine Koerber:

Okay, and then lastly, the share buyback - what are you thinking on the share buyback? You have a little left in the program. Are you thinking about putting a new buyback in place?

Mendo Akdag:

That’s for our Board of Directors to decide so, I only have one vote.  If and when the Board decides, obviously we’ll let the public know.

Kristine Koerber:

Good, and when’s your next Board meeting?

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Mendo Akdag:

Within two weeks.

Kristine Koerber:

Okay. Thank you.

Mendo Akdag:

You're welcome.

Coordinator:

Our next question comes from Mr. Anthony Lebiedzinski of Sidoti & Company.

Anthony Lebiedzinski:

Good morning.

Mendo Akdag:

Good morning.

Anthony Lebiedzinski:

I had a couple of questions here.

Mendo Akdag:

Sure.

Anthony Lebiedzinski:

The gross margin expansion that you saw in the quarter, do you think this is sustainable for the next few quarters given your change in the shipping policy?

Mendo Akdag:

We will likely need to be more aggressive price-wise to continue to grow our top line. Having said that, we - one thing I want to make - point out is that we focus on the - maximizing the gross profit dollars.  We don’t pay too much attention to the percent.  So I would anticipate to see some pressure on the gross profit dollars - gross profit percent, I meant.

Anthony Lebiedzinski:

Okay, and as far as the average order size increases, it increased a little bit here.  What do you attribute that to?

Mendo Akdag:

We slightly increased our prices to pass the cost increase to the consumer in September so there’s about, I would say roughly half or maybe 40% of it was due to that the other due to cross-selling and up selling.

Anthony Lebiedzinski:

Okay, and can you go over your CAPEX plans again? I think you guys are looking to spend a little bit more money on this warehouse expansion.

Mendo Akdag:

We are likely going to spend about $3.0 to $3.5 million which majority of it is for warehouse expansion and automation.

Anthony Lebiedzinski:

Okay, and when do you expect that to be completed by?

Mendo Akdag:

Hopefully by March, by next March.

Anthony Lebiedzinski:

Okay, and lastly, you know, you guys have well, a little bit left - on your share buyback. Have you reconsidered your usage of cash flow aside from just looking to buy stock?

Mendo Akdag:

At this time we have no other plans. If and when it happens, obviously we’ll let the public know.

Anthony Lebiedzinski:

Okay, thank you.

Mendo Akdag:

You're welcome.

Coordinator:

Your next question comes from Dom LaCava from Cannacord Adams.

Domenic LaCava:

Good morning.

Mendo Akdag:

Good morning.

Domenic LaCava:

Good quarter.

Mendo Akdag:

Thank you.

Domenic LaCava:

Just some follow-up questions. You mentioned that price-wise you’ll probably have to be more competitive to compete. Can you talk a little bit about how much of that is competitive pricing versus product costs?  Or, and then specifically what you’re seeing here through the current quarter?

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Mendo Akdag:

I mean look, market dictates the prices not our costs. The market has been competitive but we did not see any change from last year.  My point is consumers are looking for sales so we’ll likely need to be more aggressive price-wise to continue to grow the top line.

Domenic LaCava:

Okay. Are you seeing competitors bring their prices down?

Mendo Akdag:

No, not really. We are - we haven’t seen much change from last year.

Domenic LaCava:

Okay, and then on the shipping - so it sounded like you’re not seeing any pushback here on the change in free shipping up through the current quarter. Is that true?

Mendo Akdag:

That is correct.  We surveyed our customers and there’s no material change in satisfaction.

Domenic LaCava:

Okay, and was the new customer growth -- I think it was around 7% year-over-year -- was that tracking to your expectations or how can we view that, and then as far as new customer expectation for the rest of the year?

Mendo Akdag:

We are happy with it.

Domenic LaCava:

Okay. Thank you very much.

Mendo Akdag:

You're welcome.

Coordinator:

Our next question from Mr. Ed Woo of Wedbush.

Ed Woo:

Great. Good quarter. Going back to the competitive environment you said there’s no change from last year. Is there any change from the prior quarter?

Mendo Akdag:

No. I would say no. It’s similar to the prior quarter.

Ed Woo:

Okay, and then on the advertising environment you mentioned that, you know, the presidential elections are going to be ending soon.  Do you anticipate TV advertising to go down and maybe spending more to grow or what’s your outlook on that?

Mendo Akdag:

We will – yeah, if there’s remnant space available at attractive prices on television obviously we’re going to take advantage of it, but I will caution that we are going to our off peak season so more in next spring and summer but we may spend more money if there is remnant space available at attractive prices.

Ed Woo:

Okay, thank you.

Mendo Akdag:

You're welcome.

Coordinator:

Once again if you would like to ask a question, please press star 1 on your touchtone phone. Our next question comes from Michael Kupinski of Noble Financial.

Michael Kupinski:

I would like to add my congratulations on the quarter as well.

Mendo Akdag:

Thank you.

Michael Kupinski:

In terms of the shift in advertising, I was just wondering, did you have a shift in advertising in the last quarter, particularly if you used more television versus on-line given the weak prices that we’ve seen in television currently?

Mendo Akdag:

Majority of our advertising is television but I’m not going to get into breaking it down.

Michael Kupinski:

Okay, and in terms of the percent of sales for flea and tick medications in the quarter versus the prior year, could you talk a little bit about the product components in the quarter?

Mendo Akdag:

Due to competitive reasons we don’t break down by category.

Michael Kupinski:

Okay, and in terms of the -- maybe we could get one here you can answer -- the tax rate, are you still looking at 35% for the year?

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Mendo Akdag:

35% to 36% would be our best estimate at this time.

Michael Kupinski:

Okay, perfect. Thanks very much.

Mendo Akdag:

You're welcome.

Coordinator:

Our next question comes from Sasha Kostadinov of Shaker Investments.

Sasha Kostadinov:

Yes, good morning and I’d like to reiterate the congratulations on the quarter.

Mendo Akdag:

Thank you.

Sasha Kostadinov:

Maybe I missed it, but how many new customers did you acquire during the quarter?

Mendo Akdag:

We acquired 239,000 new customers.

Sasha Kostadinov:

Okay, wonderful. That’s it, thanks.

Mendo Akdag:

Thank you.

Coordinator:

There are no further questions at this time.

Mendo Akdag:

Thank you. We’ll continue focusing our efforts in three areas to capitalize on the pet industry’s growth trend: one, capturing additional market share; two, increasing reorders with personalized communication and health education content; and three, improving our operational efficiency and current service levels.  This wraps up today’s conference call. Thank you for joining us. Operator, this ends the conference call.

Coordinator:

Thank you, sir.

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